Exhibit 99.1

XWELL Appoints Veteran Consumer & Wellness Entrepreneur

Gaëlle Wizenberg to its Board of Directors

NEW YORK, December 15, 2023 -- XWELL, Inc. (Nasdaq: XWEL) ("XWELL" or the "Company"), an authority in wellness solutions for people on the go, today announced the appointment of Gaëlle Wizenberg to the Company’s Board of Directors, effective January 1, 2024. The Company also announced that Donald Stout, who joined XWELL’s Board of Directors in 2012, will be retiring from his position.

“Gaëlle’s appointment as an Independent Director adds tremendous depth to XWELL’s Board of Directors as we collectively support the Company’s plans for profitable growth,” commented Bruce Bernstein, XWELL’s Chairman of the Board. “Her entrepreneurial mindset and broad expertise in consumer, retail, and wellness channel growth are strongly aligned with XWELL's strategic plans. We look forward to Gaëlle’s insights and perspective.” Bernstein added, “On behalf of the entire organization, I also want to personally thank Donald for his 11 years of dedicated leadership to XWELL. His guidance and service to the Company have been invaluable and we wish him well in his retirement."

“We are extremely pleased to welcome Gaëlle to our Board of Directors,” added Scott Milford, XWELL’s Chief Executive Officer. “Her deep operating background and experience launching successful consumer and wellness brands make Gaëlle a natural fit to join our Board. Her impressive track record will be invaluable as we accelerate new growth strategies, including the planned launch of a new retail platform for independent wellness providers and the extension of XWELL’s footprint into other transportation hubs.”

Gaëlle Wizenberg has over 25 years of progressive leadership experience building, scaling, and transforming brands in the retail and wellness industries. Notably, she founded global baby brand Charlie Banana in 2009 and expanded its distribution network to 66 countries internationally before its acquisition by Procter & Gamble a decade later. Further, Gaëlle’s role as Vice President of Sales at Apptastic Software Inc. saw her driving significant growth within the toy and juvenile consumer company. Most recently, Gaëlle founded Objects of Magic, a wellness-focused enterprise specializing in corporate team-building and holistic retreats as well as retail wellness boutiques.

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a leading global health and wellness holding company operating multiple brands: XpresSpa®, Treat™, Naples Wax Center®, XpresCheck® and HyperPointe™.

•	XpresSpa and its Treat brand are leading retailers of wellness services and related products, with 34 locations in 15 airports globally.
•	Naples Wax Center is a group of upscale skin care boutiques, with three locations currently operating.
•	XpresCheck is a provider of screening and diagnostic testing in partnership with the CDC and Concentric by Ginkgo, conducting bio-surveillance monitoring in its airport locations to identify new SARS-CoV2 variants of interest and concern as well as other pathogens entering the country from across the world.
•	HyperPointe is a leading digital healthcare and data analytics relationship company serving the global healthcare industry.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events, including the Company’s current plans and expectations relating to the business and operations and future store openings for Naples Wax Center, are based upon information available to XWELL as of today's date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

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Mike Reilly

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